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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Applied Power Inc. on Form S-4 of our report dated September 25, 1997 (November 24, 1999 as to the restatement for the 1998 pooling of interests described in Notes A and B), appearing in the Amendment to the Annual report on Form 10-K/A of Applied Power Inc. for the year ended August 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
August 24, 2000